UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Section 5 — Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 29, 2012, the stockholders of THQ Inc. (the “Company”) voted to approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split of the Company's common stock. On the same date, the Company's Board of Directors authorized a reverse stock split of the Company's common stock at a ratio of one-for-ten (the “Reverse Stock Split”) and an effective date of July 5, 2012 for the Reverse Stock Split.

On July 5, 2012, the Company filed a Certificate of Amendment of the Company's Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. The Certificate of Amendment provides that the Reverse Stock Split became effective as of 5:00 p.m., Pacific time, on July 5, 2012 (the “Effective Time”), at which time every ten (10) shares of the Company's issued and outstanding common stock were automatically combined into one (1) issued and outstanding share of the Company's common stock, without any change in the par value per share. The Certificate of Amendment provided that no fractional shares would be issued. Stockholders of record who otherwise would be entitled to receive fractional shares are entitled to an amount in cash (without interest or deduction) equal to the fraction of one share to which such stockholder would otherwise be entitled multiplied by $5.75. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Trading of the Company's common stock will continue on the NASDAQ Global Select Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company's common stock following the Reverse Stock Split is 872443 601.

A copy of the press release announcing the Reverse Stock Split is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 29, 2012, the Company held a Special Meeting of Stockholders (the “Special Meeting”). The sole proposal submitted to a vote of the stockholders at the Special Meeting and the results of the voting on such proposal are noted below.

1. Approval of an amendment to the Company's certificate of incorporation to effect a Reverse Stock Split of the Company's common stock at a ratio of one-for-three, one-for-five, or one-for-ten, such ratio to be determined in the sole discretion of the Board:

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
	44,736,069	8,354,859	127,436	0
% of outstanding shares as of record date	65.29%	12.19%	0.19%	0%

Based on the votes set forth above, the proposal to approve the amendment to the Company's certificate of incorporation to effect the Reverse Stock Split received the affirmative vote of a majority of the outstanding shares of the Company's common stock as of the record date of the Special Meeting and thus has been approved.

Section 9 — Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	3.1	Certificate of Amendment to the Certificate of Incorporation of THQ Inc., effective 5:00 p.m. Pacific Time, July 5, 2012
	99.1	Press release dated July 2, 2012 announcing the Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

By:
Date: July 6, 2012		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of THQ Inc., effective 5:00 p.m. Pacific Time, July 5, 2012
99.1	Press release dated July 2, 2012 announcing the Reverse Stock Split